FANSTEEL REACHES AGREEMENT FOR SALE OF ASSETS

NORTH CHICAGO, ILLINOIS - August 4, 2003 -- Fansteel Inc. ("Fansteel" or the "Company") today announced that the Company and its subsidiary Phoenix Aerospace Corporation executed a definitive agreement for the sale to an investment group of the Company's California Drop Forge and Hydro Carbide divisions, as well as certain other assets located in the Company's Lexington, Kentucky and Plantsville, Connecticut facilities and substantially all of the assets of Phoenix Aerospace. The contemplated sale is subject to a number of conditions, including the buyer's satisfactory conclusion of its due diligence and the approval of the United States District Court for the District of Delaware, the court responsible for overseeing the Company's Chapter 11 case (the "Bankruptcy Court"), of bidding procedures for an auction process, the designation of the buyer as the stalking horse (with customary break-up fee protections), and the ultimate sale. Pursuant to the reorganization plan (the "Plan") and related disclosure statement filed with the Bankruptcy Court on July 24, 2003, which are also subject to Bankruptcy Court approval, a portion of the cash proceeds from the sale will be placed in escrow to fund the cash portion of distributions to general unsecured creditors under the Plan.

As previously reported, on January 15, 2002, Fansteel Inc. and its U.S. subsidiaries filed voluntary petitions for reorganization relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court in Wilmington, Delaware. The cases have been assigned to the Honorable Judge Joseph
J. Farnan, Jr. and are being jointly administered under Case Number 02-10109. On July 24, 2003, the Company and its U.S. subsidiaries filed a joint plan of reorganization and related disclosure statement, which have yet to be considered for approval by the Bankruptcy Court.

For further information, contact:
Gary L. Tessitore
Chairman, President and Chief Executive Officer
Fansteel Inc.
847-689-4900

This release contains "forward-looking statements" as defined under the federal securities laws. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (i) risks inherent in the company's chapter 11 process, such as the non-confirmation of the plan, non-occurrence or delayed occurrence of the plan's effective date or delayed distribution or non-distribution of securities or other assets under the plan; (ii) the preliminary and uncertain nature of valuations and estimates contained in the plan; (iii) the potential lack of a trading market for the securities distributed to creditors and shareholders pursuant to the plan; (iv) uncertainties created by the lack of reported information for securities distributed to creditors and shareholders; (v) the company's ability to successfully conclude financial and operational reorganization of the company in a chapter 11 process, (vi) the company's ability to continue to operate in the ordinary course and manage its relationships with its creditors, including its lenders, vendors and suppliers, employees and customers given the company's financial condition, (vii) the company's ability to qualify an exit facility, (viii) further adverse changes in general economic conditions, (ix) inability to obtain the necessary approvals for an amended or revised decommissioning plan and a decommissioning funding plan and further costs in decommissioning its discontinued facility in muskogee, oklahoma, (x) acts of war or acts of terrorism, including the effect on the economy generally, on particular industry segments, and on the company's ability to manage logistics in such an environment, including receipt of materials and equipment and distribution of products, (xi) the company's ability to execute on its plans, and (xii) other one-time events and other important factors disclosed previously and from time to time in the company's filings with the u.S. Securities and exchange commission. The company is not obligated to update the forward-looking statements included in this news release except as required by law.